
Hudson Bay
MANITOBA
ONTARIO
James
Bay
QUEBEC
Red
Lake
Pickle Crow
Sioux
Lookout
Kenora
Geraldton
Moosonee
Timmins
Thunder
Bay
Lake
Superior
Sault
Ste.
Marie
Sudbury
North
Bay
Ottawa
Lake
Huron
Lake
Michigan
Toronto
Lake Ontario
Windsor
Lake Erie
GEOLOGICAL ASSOCIATION OF CANADA
DAVID W. CONSTABLE
FELLOW
0
100
200
300
400
KILOMETRES

FIGURE I

PROPERTY LOCATION MAP

OCTOBER, 1996